SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-12

hi/fn, inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting of Stockholders
To Be Held February 27, 2006

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of hi/fn, inc., a Delaware corporation (the “Company”), will be held on Monday, February 27, 2006 at 10:00 a.m., local time, at the Company’s principal executive offices at 750 University Avenue, Los Gatos, California 95032, for the following purposes:

1.	To elect one director to the Board of Directors.

2.	To approve an amendment to the Company’s Amended and Restated 1996 Equity Incentive Plan to extend by five years the Plan’s term, from November 20, 2006 to November 20, 2011.

3.	To approve an amendment to the Company’s Amended and Restated 1996 Equity Incentive Plan to increase the number of shares of the Company’s Common Stock reserved for issuance thereunder, from 4,949,900 shares to 5,449,900 shares.

4.	To approve an amendment to the Company’s 1998 Employee Stock Purchase Plan to increase the number of shares of the Company’s Common Stock reserved for issuance thereunder, from 900,000 shares to 1,400,000 shares.

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

6.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on December 30, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors William R. Walker Secretary

Los Gatos, California
January 27, 2006

PROPOSAL NO. 1 - ELECTION OF DIRECTOR
PROPOSAL NO. 2 - APPROVAL OF THE AMENDMENTS TO THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN TO EXTEND THE TERM
PROPOSAL NO. 3 - APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN TO INCREASE NUMBER OF SHARES RESERVED FOR GRANT
PROPOSAL NO. 4 - APPROVAL OF THE AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN TRANSACTIONS
OTHER INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
OTHER MATTERS

GENERAL INFORMATION	4
PROPOSAL NO. 1 - ELECTION OF DIRECTOR	6
Board Meetings and Committees	8
Directors’ Fees	8
Communications to the Board	9
Compensation Committee Interlocks and Insider Participation	9
Required Vote	9
Recommendation	9
Director Nomination Process	9
PROPOSAL NO. 2 - APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN TO EXTEND THE TERM	11
Required Vote	11
Recommendation	11
Description of Amended and Restated 1996 Equity Incentive Plan	11
PROPOSAL NO. 3 - APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN TO INCREASE NUMBER OF SHARES RESERVED FOR GRANT	17
Required Vote	17
Recommendation	17
Description of Amended and Restated 1996 Equity Incentive Plan	17
PROPOSAL NO. 4 - APPROVAL OF THE AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN	18
Proposal	18
Required Vote	18
Recommendation	18
Description of 1998 Employee Stock Purchase Plan	18
PROPOSAL NO. 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Audit Fees	22
Audit Related Fees	22
Audit Committee Pre-Approval of Auditor Services	22
Required Vote	22
Recommendation	22
CERTAIN TRANSACTIONS	23
OTHER INFORMATION	25
Section 16(a) Beneficial Ownership Reporting Compliance	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
EXECUTIVE OFFICER COMPENSATION	28
Summary Compensation Table	28
Stock Option Grants and Exercises	28
EQUITY COMPENSATION PLAN INFORMATION	29
COMPENSATION COMMITTEE REPORT	31
AUDIT COMMITTEE REPORT	32
PERFORMANCE GRAPH	34
OTHER MATTERS	35

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed Proxy is solicited on behalf of the Board of Directors of hi/fn, inc. (the “Company” or “Hifn”) for use at the Annual Meeting of Stockholders to be held on Monday, February 27, 2006 at 10:00 a.m., local time, at the Company’s principal executive offices located at 750 University Avenue, Los Gatos, California 95032, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number at its principal executive offices is (408) 399-3500 and its corporate website address is www.hifn.com.

        These proxy solicitation materials and the Annual Report on Form 10-K for the year ended September 30, 2005 were first mailed on or about January 27, 2006 to all stockholders entitled to vote at the Annual Meeting.

Record Date; Outstanding Shares; Procedural Matters

        Stockholders of record as of the close of business on December 30, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the Record Date, 13,658,480 shares of the Company’s common stock, $.001 par value (the “Common Stock”), were issued and outstanding. Each share has one (1) vote on all matters. The cost of the proxy solicitation will be borne by the Company. For information regarding holders of more than 5% of the outstanding Common Stock, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” The closing sale price of the Company’s Common Stock as reported on the Nasdaq National Market System on the Record Date was $5.61 per share.

Revocability of Proxies

        A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company’s Corporate Secretary at the Company’s principal executive offices referred to above prior to the Annual Meeting, a written notice of revocation, or by delivering a duly executed proxy bearing a date later than that of the previous proxy.

Quorum; Abstentions; Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal as to which the abstention is made.

        In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

        Pursuant to new regulations promulgated by the New York Stock Exchange (“NYSE”) that came into effect on June 30, 2003, brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. Therefore, for any shares held through a broker or other nominee who is a NYSE member organization, such shares will only be voted in favor of the proposals relating to equity compensation plans if specific voting instructions are provided to the appropriate broker or other nominee to vote the shares in favor of that proposal.

Deadline for Receipt of Stockholder Proposals for Annual Meeting for Fiscal Year 2006

        Proposals of stockholders that are intended to be presented by such stockholders at the Company’s Fiscal Year 2006 Annual Meeting must be received by the Company no later than September 25, 2006 to be included in the proxy statement and form of proxy relating to that meeting or otherwise considered at the Annual Meeting. Such stockholder proposals should be submitted to the Company at 750 University Avenue, Los Gatos, CA 95032, Attention: Corporate Secretary. Additionally, a stockholder who desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 5 of the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission. The nominating stockholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) calendar days in advance of the date of the Company’s proxy statement released to stockholders in connection with the preceding year’s annual meeting.

Fiscal Year End

        The Company’s Fiscal Year ends on September 30. The Company’s last fiscal year ended on September 30, 2005 and is referred to herein as the “Last Fiscal Year.”

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        There are currently six members of the Board of Directors (the “Board”), divided into three classes. Class I consists of one director, who is serving a three-year term expiring at this Annual Meeting. Class II consists of three directors who are serving three-year terms expiring in 2007. Class III consists of two directors who are serving three-year terms expiring in 2008. At each annual meeting of stockholders, directors elected to succeed those in the class whose terms expire will be elected to a three-year term so that the term of one class of directors will expire each year. In each case, a director serves for the designated term and until his or her respective successor is elected and qualified.

        One (1) Class I director is to be elected at this Annual Meeting to serve a three-year term expiring in 2009. Based upon recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Christopher G. Kenber for election to the board seat. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or if no direction is made, for the election of the Board of Directors’ nominee. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that the nominee will be unable or will decline to serve as a director.

         The names of and certain information about the Company’s current directors, including Mr. Kenber, as of January 20, 2006 are set forth below. Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Name of Director	Age	Principal Occupation and Directorship	Director Since
Class I Director
Christopher G. Kenber (1)	61	Chairman of the Board of Directors, President and Chief Executive Officer of the Company	2000
Class II Directors
Dennis DeCoste	61	Chairman of the Board of Directors and Chief Executive Officer of Destinator Technologies, Inc.	2002
Taher Elgamal	50	Chairman of the Board of Directors and Chief Executive Officer of Ektasis, Inc.	1998
Robert W. Johnson	56	Private Investor	1998
Class III Directors
Albert E. Sisto	56	Chairman of the Board of Directors, President and Chief Executive Officer of Phoenix Technologies Ltd.	1998
Douglas Whiting	49	Chief Scientist and Director of the Company	1996

(1) Nominee for Class I Director.

        Christopher G. Kenber has served as Hifn’s President, Chief Executive Officer and a director since August 2000 and as Chairman of the Board of Directors since October 2001. He joined Hifn from Apptitude, Inc. where he was President and Chief Executive Officer from 1998 until August 2000. Mr. Kenber has held a number of CEO positions with companies in the high-technology area as well as consulting to several venture capital funds. Prior to his tenure with Apptitude, he was the Chief Executive Officer of Aonix Inc., a developer of object-oriented software tools. Previously, Mr. Kenber was Executive Vice President of Ingres Corporation, and a Senior Vice President at MICOM Systems. Mr. Kenber spent 17 years at IBM Corporation, where he held multiple sales and marketing positions. Mr. Kenber has a degree in Psychology and Philosophy from Oxford University.

        Dennis De Coste has served as a director of Hifn since December 2002. Mr. DeCoste is the Chairman and Chief Executive Officer of Destinator Technologies, Inc., an application software company providing global positioning system-based location, navigation and asset tracking technologies. From 1989 to 2002, Mr. DeCoste provided strategic management consulting and financial services to high technology firms. Within this period, from 1999 to 2000, Mr. DeCoste held the position of Chief Financial Officer and Vice Chairman of the Board of Cyclone Commercial, Inc., a business-to-business infrastructure technology company. Prior to 1999, Mr. DeCoste was President and Chief Executive Officer of Fact Software International and Vice President of Finance of The Santa Cruz Operation, both software companies. Mr. DeCoste holds a M.B.A. degree from Stanford University, a degree in Philosphy from Harvard College and a Masters in Education from the University of Massachusetts.

        Taher Elgamal, Ph.D. has served as a director of Hifn since December 1998. Dr. Elgamal is the founder and Chief Executive Officer of Ektasis, Inc., a second-generation Internet company. Dr. Elgamal was also founder and Chief Technical Officer, and is a member of the Board of Directors, of Securify, Inc., a private company providing assessments of companies’ Internet security efforts where he also served as President and Chief Executive Officer through November 2001. From 1995 to 1998, Dr. Elgamal held the position of Chief Scientist of Netscape Communications Corp., a provider of Internet software and services, where he pioneered Internet security technologies such as SSL, the standard for web security. From 1993 to 1995, Dr. Elgamal was Vice President of Advanced Technologies at OKI Electric. From 1991 to 1993, he served as Director of Engineering at RSA Data Security, Inc., a provider of encryption technology and a subsidiary of Security Dynamics Technologies, Inc., where he produced the RSA cryptographic toolkits, the industry standards for developers of security-enabled applications and systems. Dr. Elgamal is a director of Phoenix Technologies Ltd. and Tumbleweed Communications Corp. Dr. Elgamal received both his M.S. and Ph.D. degrees in Computer Science from Stanford University.

        Robert W. Johnson has served as director of Hifn since December 1998. He has worked in the venture capital industry since 1980, and has acted as an independent investor since 1988. He currently serves as director of ViaSat, Inc., a publicly-held company that manufactures satellite-based communications systems. He holds B.S. and M.S. degrees in Electrical Engineering from Stanford University and M.B.A. and D.B.A. degrees from Harvard Business School.

        Albert E. Sisto has served as a director of Hifn since December 1998. Since June 1999 he has been President and Chief Executive Officer of Phoenix Technologies Ltd., a provider of Internet platform-enabling software, where he also serves as Chairman of the Board of Directors. From November 1997 to June 1999, he was Chief Operating Officer of RSA Security, Inc., a subsidiary of Security Dynamics Technologies, Inc., and a provider of encryption technology. From September 1994 to October 1997, Mr. Sisto was Chairman, President and CEO of Documagix, Inc., a software developer of document imaging software. Mr. Sisto holds a B.E. degree from the Stevens Institute of Technology.

        Douglas L. Whiting, Ph.D., has served as Hifn’s Chief Scientist since August 2000. Dr. Whiting previously served as Chief Technology Officer of the Company from 1998 through August 2000. Dr. Whiting has been a director of the Company since November 1996 and served as Chairman of the Board of Directors from August 2000 through October 2001. He also has served as Vice President of Technology of Stac, Inc. from 1985 to 1998 and has served as a director of Stac, Inc. since 1983. He was President of Stac from 1984 to 1986. Dr. Whiting received a Ph.D. in Computer Science from the California Institute of Technology.

        There are no family relationships between any director or executive officer of the Company.

Board Meetings and Committees

        The Board held a total of nine meetings during the Last Fiscal Year. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director. The Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, consisting of Mr. DeCoste, Mr. Johnson, Mr. Sisto and Mr. Elgamal, is comprised solely of independent directors, in accordance with applicable regulations of the Securities and Exchange Commission and all applicable corporate governance guidelines of the Nasdaq National Market System. The Corporate Governance and Nominating Committee held one meeting during the Last Fiscal Year. The Corporate Governance and Nominating Committee has approved the director nominated for election herein. The Corporate Governance and Nominating Committee is governed by a written charter, a copy of which is posted on our website. The Internet address for our website is www.hifn.com and the charter may be found under Investor Relations/IR Home. The Corporate Governance and Nominating Committee’s responsibilities are to (1) review and make recommendations to the Board concerning corporate governance matters; (2) oversee and evaluate the composition and performance of the Board and Board committees, including review of committee charters and composition; (3) identify individuals qualified to become members of the Board of Directors and to nominate directors for election; and (4) lead the Board in its annual performance review.

        The Compensation Committee of the Board of Directors during the Last Fiscal Year consisted of Mr. Elgamal and Mr. Sisto, both of whom are independent directors. During the Last Fiscal Year, the Compensation Committee held a total of five meetings. The Compensation Committee reviews and makes recommendations to the Board concerning the Company’s executive compensation policy.

        The Audit Committee of the Board of Directors, consisting of Mr. DeCoste, Mr. Johnson, Mr. Elgamal and Mr. Sisto, met six times during the Last Fiscal Year. The Audit Committee recommends engagement of the Company’s independent registered public accounting firm, and is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting policies and its systems of internal accounting controls. The Board has determined that Dennis DeCoste is an “audit committee financial expert” and all members of the Audit Committee are “independent” in accordance with the applicable regulations of the Securities and Exchange Commission and all applicable corporate governance rules of The Nasdaq National Market System.

Directors’ Fees

        Directors who are not employees of the Company receive $10,000 per year for serving on the Board and an additional $1,500 for each meeting attended ($1,000 if participation is by telephone) other than committee meetings. A non-employee director who serves as Audit Committee Chair receives $5,000 per year and Audit Committee members receive $1,500 for each meeting attended ($1,000 if participation is by telephone). A non-employee director who serves as Compensation Committee Chair or Corporate Governance and Nominating Committee Chair receives $3,000 per year and the committee members receive $1,000 for each meeting attended ($500 if participation is by telephone).

        Under the Company’s Amended and Restated 1996 Equity Incentive Plan, each outside director of the Company is granted options to purchase 30,000 shares of Common Stock at the time of initial appointment or election to the Board; an outside director who takes the seat of Vice Chairman of the Board is granted options to purchase 75,000 shares of Common Stock at the time of initial appointment or election to the Board; and each member of the Board is granted options to purchase 10,000 shares of Common Stock annually thereafter on the date of each Annual Meeting of Stockholders, provided the Director has been a member of the Board for at least six (6) months. The Company also reimburses non-employee directors for travel and related expenses incurred in attending meetings of the Board and its committees.

Communications to the Board

        Stockholders may contact any of our directors by writing to them c/o Hifn, Inc., Attention: Company Secretary, 750 University Avenue, Los Gatos, California 95032. Stockholders and employees who wish to contact the Board or any member of the Audit Committee to report questionable accounting or auditing matters may do so anonymously by using the address above and designating the communication as “confidential.” Communications raising safety, security or privacy concerns, or that are otherwise improper, will be addressed in an appropriate manner.

        The Board of Directors have the option to attend the annual shareholders’ meeting at their discretion. None of the Board members attended the annual shareholders’ meeting in 2005 with the exception of Christopher Kenber, who hosted the meeting as the Company’s President and Chief Executive Officer.

        The Company’s Code of Ethics, as adopted in April 2004 and posted on the Company’s web site at www.hifn.com under Investor Relations/IR Home, is applicable to all employees of the Company, including its executive officers. Reference herein to the Code of Ethics is incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 14, 2005.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Required Vote

        A nominee shall be elected by a plurality of the Votes Cast.

Recommendation

        The Company’s Board of Directors recommends a vote FOR the nominee listed above.

Director Nomination Process

        The Corporate Governance and Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by stockholders. The Corporate Governance and Nominating Committee will consider director candidates recommended by any stockholder holding at least 10,000 shares of the Company’s Common Stock for at least twelve (12) months prior to the date of submission of the recommendation or nomination. Additionally, a recommending stockholder shall submit a written statement in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and a written indication by the candidate of her/his willingness to serve, if elected, and evidence of the nominating person’s ownership of Company stock sufficient to meet any applicable stock ownership requirements set forth by the Corporate Governance and Nominating Committee.

        A stockholder that instead desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 5 of the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission. The nominating stockholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) calendar days in advance of the date of the Company’s proxy statement released to stockholders in connection with the preceding year’s annual meeting. The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are: (i) regular review of composition and size of the Board; (ii) review of qualifications of candidates properly recommended or nominated by any qualifying stockholder; (iii) evaluation of the performance of the Board and qualification of members of the Board eligible for re-election; and (iv) consideration of the suitability of each candidate, including current members of the Board, in light of the size and composition of the Board. After such review and consideration, the Corporate Governance and Nominating Committee will recommend a slate of director nominees.

        While the Corporate Governance and Nominating Committee has not established specific minimum requirements for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who: (i) are predominantly independent; (ii) are of high integrity; (iii) have qualifications that will increase overall Board effectiveness; and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. The Corporate Governance and Nominating Committee will evaluate individuals recommended by stockholders using the same criteria as used by the committee in evaluating other individuals.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN TO EXTEND THE TERM

        The Company’s Amended and Restated 1996 Equity Incentive Plan (the “Plan”) was adopted by the Company’s Board of Directors (the “Board”) and approved by the Company stockholders in November 1996 and is set to expire on November 20, 2006. The stockholders are being asked to extend the term of the Plan through November 20, 2011 so that we can continue to use the Plan to achieve our goals and also continue to receive a federal income tax deduction for certain compensation paid under the Plan. The Board believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the stockholders and to create long-term shareholder value. The Board believes that the Plan increases the Company’s ability to achieve these objectives by allowing for several different forms of long-term incentive awards, which will help us recruit, reward, motivate and retain talented personnel. A total of 4,949,900 shares of the Company’s Common Stock have been reserved for issuance pursuant to stock awards granted under the Plan. A total of 983,770 shares remained available for issuance under the Plan as of January 20, 2006.

        We are not proposing to change the Plan in any way under this Proposal No. 2 other than to extend its term as stated above. We are also putting forth Proposal No. 3 pursuant to which we are requesting an increase in the number of shares available for issuance under the Plan. Approval of this Proposal No. 2 does not count as an approval for Proposal No. 3 as Proposal Nos. 2 and 3 are being separately considered by and voted upon by stockholders.

        The Company believes strongly that the approval of the amendment to the Plan is essential to its continued success. The Company’s employees are its most valuable assets. If the Plan is allowed to expire in November 2006, the Company will no longer be able to grant stock options and other awards such as those provided under the Plan and will be seriously limited in its ability to attract and retain outstanding and highly skilled individuals who are necessary for the Company to succeed in its business and to achieve its goals.

Required Vote

        The affirmative vote of the majority of the Votes Cast will be required under to approve the extension of the term to the Plan for approximately five additional years.

Recommendation

        The Board of Directors has unanimously approved the extension of the term of the Plan and recommends that stockholders vote FOR approval of the Plan.

Description of Amended and Restated 1996 Equity Incentive Plan

        The essential features of the Plan are outlined below. Such outline is qualified in its entirety by the provisions of the 1996 Equity Incentive Plan, a copy of which was filed by the Company with the Securities and Exchange Commission and is incorporated herein by reference. Copies of the Plan are available upon written request to the Company at 750 University Avenue, Los Gatos, California 95032, Attn: Chief Financial Officer.

         General

        The Plan authorizes the Board or one or more of its committees, to grant stock options, stock bonuses, rights to purchase restricted stock and stock appreciation rights, which are referred to individually as an “Award.” Those who will be eligible for Awards under the Plan include employees, directors and consultants who provide services to the Company and its affiliates.

         Purpose

        The general purpose of the Plan is to attract and retain quality personnel for positions of substantial responsibility, to create an additional incentive for personnel of the Company by offering long-term equity participation in the Company, and to promote the success of the Company’s business.

         Administration of the Plan

        The Compensation Committee of the Board (the “Committee”) administers the Plan. The members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan).

        Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, directors and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors.

        If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan. Also, if the Company experiences a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of shares available for issuance under the Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the change in capital structure.

         Eligibility

        The Committee selects the employees, consultants and directors of the Company and employees and consultants of its affiliates who may receive Awards under the Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Committee has the discretion to select the participants. In selecting those service providers that will participate in the Plan, the duties and responsibilities of those eligible, the value of their services, and their present and potential contributions to the success of the Company and other relevant factors are considered.

         Stock Options

        A stock option is the right to acquire shares of the Company’s Common Stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option, but during any fiscal year of the Company, no participant may be granted options covering more than 1,000,000 shares, except an additional 1,000,000 shares may be granted to a participant in connection with his or her initial service.

        The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by incentive stock options or nonqualified options intended to qualify as “performance based” under Section 162(m) of the Code, unless nonqualified options are otherwise so qualified.

        In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

        An option granted under the Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the Plan expire at the times established by the Committee, provided that incentive stock options may not have a term greater than ten (10) years (and in some cases five (5) years).

        The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the Plan. The participant must pay any taxes the Company is required to withhold at the time of exercise.

         Stock Bonuses and Restricted Stock

        Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee and stock bonuses are generally awarded in consideration for past services rendered. The Committee will determine the number of shares of restricted stock granted or stock bonuses awarded to any employee, director or consultant, but during any fiscal year of the Company, no participant may be granted stock bonuses or rights to acquire restricted stock for more than 1,000,000 shares, except an additional 1,000,000 shares may be granted to a participant in connection with his or her initial service.

        In determining whether a stock bonus or right to acquire restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant an Award of restricted stock only if the participant satisfies performance goals established by the Committee.

         Stock Appreciation Rights

        Awards of stock appreciation rights may be granted in connection with all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. No participant may be granted stock appreciation rights covering more than 1,000,000 shares in any fiscal year of the Company, except an additional 1,000,000 shares may be granted to a participant in connection with his or her initial service. The Committee determines the terms of stock appreciation rights.

        A stock appreciation in connection with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in connection with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires.

        Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise over the fair market value of the shares covered by the exercised portion of the stock appreciation right on the date of grant. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement.

        The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine.

         Non-Employee Director Stock Options

        Under the Plan, our non-employee directors will receive annual, automatic, non-discretionary grants of nonqualified stock options.

        Each new non-employee director will receive an option to purchase 30,000 shares of Common Stock as of the date he or she first becomes a non-employee director. Each non-employee director also will receive on the date of the Company’s annual meeting an option to purchase 10,000 shares, provided that he or she remains an eligible non-employee director and has served as a director for at least six (6) months.

        The exercise price of each option granted to a non-employee director is equal to 100% of the fair market value (on the date of grant) of the shares covered by the option. The option granted to a non-employee director when he or she first becomes a non-employee director vests as to 20% of the option on the first anniversary of the grant date and the remainder of the option vests monthly over the next four years (assuming that he or she remains a director through each scheduled vesting date), subject to the non-employee remaining a director through such dates. All options granted thereafter to the non-employee director will vest on the first anniversary of the grant date, subject to the non-employee remaining a director through such date.

        Options granted to non-employee directors generally expire no later than ten (10) years after the date of grant. If a non-employee director terminates his or her service on the Board prior to an option’s normal expiration date, the period of exercisability of the option varies, depending upon the reason for the termination.

         Transferability of Awards

        The Plan generally will not allow for the transfer of Awards, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

         Merger

        In the event of the merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the Company’s common stock is converted into other property by virtue of the merger, then: (i) the successor company or its affiliates will assume all outstanding Awards or substitute similar awards for those outstanding under the Plan; or (ii) the Awards will continue in effect. If the successor company and its affiliates refuse to assume the Awards or provide substitute awards, then the Awards will terminate to the extent not exercised prior to such transaction.

         Amendment and Termination of the Plan

        The Board or Committee will have the authority to amend, suspend or terminate the Plan, except that stockholder approval will be required for any amendment to the Plan to the extent required by any applicable law, regulation or stock exchange rule. Any amendment, suspension or termination will not, without the consent of the participant, materially adversely affect any rights or obligations under any Award previously granted. Unless stockholders approve this Proposal No. 2, the Plan will terminate on November 20, 2006, unless the Board or Committee terminates it earlier.

         Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

        Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair value of the Company’s stock is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

        Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair value of the Company’s stock is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Stock Bonuses and Restricted Stock. A participant generally will not have taxable income at the time a stock bonus or restricted stock Award is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a stock bonus or restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

        Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. The Plan has been designed to permit the Committee to grant Options and Stock Appreciation Rights that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

         Awards to be Granted to Certain Individuals and Groups

        The number of Awards that an employee, director or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares subject to options granted under the Plan during the Last Fiscal Year; (ii) the average per share exercise price of such options; (iii) the aggregate number of Shares of restricted stock granted under the Plan during the Last Fiscal Year; and (iv) the dollar value of such shares of restricted stock based on $8.77 per share, the last reported trade price for shares of the Company’s Common Stock on September 30, 2004.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Shares of Restricted Stock Granted	Dollar Value of Shares of Restricted Stock Granted
Christopher G. Kenber Chairman, President and Chief Executive Officer	-	-	-	-
William R. Walker Vice President of Finance, Chief Financial Officer and Secretary	-	-	-	-
Thomas A. Moore Vice President of Sales, Marketing and Operations	-	-	-	-
Russell S. Dietz Vice President and Chief Technical Officer	-	-	-	-
Kamran Malik Vice President of Engineering	-	-	-	-
All executive officers, as a group	-	-	-	-
All directors who are not executive officers, as a group	40,000	$8.35	-	-
All employees who are not executive officers, as a group	509,600	7.44	-	-

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN TO INCREASE NUMBER OF SHARES RESERVED FOR GRANT

        This proposal is directly related to Proposal No. 2 relating to the approval of our amended and restated 1996 Equity Incentive Plan (the “Plan”). In Proposal No. 2, the Company is seeking stockholder approval to extend the term of the Plan for five additional years until November 20, 2011. In January 2006, the Board adopted an amendment to the Plan to increase the number of shares reserved for issuance thereunder from 4,949,900 shares to 5,449,900 shares, subject to approval of stockholders. Including the proposed 500,000 share increase pursuant to this Proposal No. 3, a total of 1,483,770 shares remained available for issuance under the Plan as of January 20, 2006.

         The Company believes strongly that the approval of the amendment to the Plan is essential to its continued success. The Company’s employees are its most valuable assets. The addition of shares reserved for issuance under the Plan pursuant to this Proposal No. 3 will allow the Company to continue to be able to grant stock options and other awards such as those provided under the Plan and substantially increase its ability to attract and retain outstanding and highly skilled individuals who are necessary for the Company to succeed in its business and to achieve its goals.

Required Vote

        The affirmative vote of the majority of the Votes Cast will be required to approve the addition of 500,000 shares of Common Stock for issuance under the Plan.

Recommendation

        The Board of Directors unanimously recommends a vote FOR the approval of the Plan to increase the number of shares reserved for issuance thereunder by 500,000.

Description of the 1996 Equity Incentive Plan

        Please refer to the summary of the principal features of the Plan and its operation as set forth in Proposal No. 2. That summary is qualified in its entirety by the provisions of the 1996 Equity Incentive Plan, a copy of which was filed by the Company with the Securities and Exchange Commission and is incorporated herein by reference. Copies of the Plan are available upon written request to the Company at 750 University Avenue, Los Gatos, California 95032, Attn: Chief Financial Officer.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

        The 1998 Employee Stock Purchase Plan (the “1998 ESPP”) was adopted by the Company’s Board of Directors in December 1998 and subsequently approved by its stockholders. Employees have participated in that plan since December 1998. In January 2006, the Board approved an amendment to increase the number of shares authorized for issuance under the 1998 ESPP by 500,000 shares from 900,000 shares to 1,400,000 shares, subject to the approval of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Proposal

        The proposed amendment to the 1998 ESPP is to increase the number of shares of the Company’s Common Stock reserved for issuance thereunder from 900,000 shares to 1,400,000 shares.

Required Vote

        The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the amendment to the 1998 ESPP.

Recommendation

        The Board of Directors has unanimously approved the amendment of the 1998 ESPP and recommends that stockholders vote FOR approval of the increase to the 1998 ESPP.

Description of 1998 Employee Stock Purchase Plan

        The following paragraphs provide a summary of the principal features of the 1998 ESPP and its operation, a copy of which was filed by the Company with the Securities and Exchange Commission and incorporated herein by reference. Copies of the 1998 ESPP are available upon written request to the Company at 750 University Avenue, Los Gatos, California 95032, Attn: Chief Financial Officer.

         Purpose

        The purpose of the 1998 ESPP is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock of the Company through payroll deductions. The 1998 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

         Eligibility to Participate

        Most employees of the Company and its participating subsidiaries are eligible to participate in the 1998 ESPP. However, an employee is not eligible if he or she has the right to acquire five percent (5%) or more of the voting stock of the Company or of any subsidiary of the Company or if he or she normally is scheduled to work less than or equal to twenty (20) hours per week or five (5) months per calendar year. Approximately one hundred twenty-three (123) employees are currently eligible to participate in the 1998 ESPP.

         Administration, Amendment and Termination

        The Compensation Committee of the Board of Directors (the “Committee”) administers the 1998 ESPP. The members of the Committee serve at the pleasure of the Board. Subject to the terms of the 1998 ESPP, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the 1998 ESPP. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the 1998 ESPP that it considers appropriate to promote the Company’s best interests, and to ensure that the 1998 ESPP remains qualified under Section 423 of the Internal Revenue Code. The Committee may delegate one or more of ministerial duties in the administration of the 1998 ESPP.

        The Committee or the Company’s Board of Directors may amend or terminate the 1998 ESPP at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, the Company’s stockholders must approve certain material amendments.

         Number of Shares of Common Stock Available under the 1998 ESPP

        Prior to taking into account the number of shares requested for issuance under the 1998 ESPP pursuant to this Proposal No. 4, a total of 900,000 shares of Common Stock were available for issuance under the 1998 ESPP. Shares sold under the 1998 ESPP may be newly issued shares or treasury shares. In the event of any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the 1998 ESPP.

         Enrollment and Contributions

        Eligible employees voluntarily elect whether or not to enroll in the 1998 ESPP. Employees join for an offering period of six (6) months. Employees who have joined the 1998 ESPP automatically are re-enrolled for additional rolling six (6)-month offering periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to 1998 ESPP rules).

        Employees contribute to the 1998 ESPP through payroll deductions. Participating employees generally may contribute up to 15% of their eligible compensation through after-tax payroll deductions.

         Purchase of Shares

        On the last business day of each offering period, the Company uses the payroll deductions of each participating employee to purchase shares of Common Stock for such employees. The price of the shares equals 85% of the lower of: (i) the stock’s market value on the first day of the offering period; or (ii) the stock market’s value on the last day of the offering period. Market value under the 1998 ESPP means the closing sales price of Common Stock on the Nasdaq National Market for the day in question. However, in any single year, no employee may purchase more than $25,000 of Common Stock (based on market value at the beginning of the applicable offering period). The maximum number of shares that a participant may purchase during any offering period is 5,000 shares.

         Termination of Participation

        Participation in the 1998 ESPP terminates when a participating employee’s employment with the Company (or any participation subsidiary) ceases for any reason, the employee withdraws from the 1998 ESPP, or the Company terminates or amends the 1998 ESPP such that the employee no longer is eligible to participate.

         Number of Shares Purchased by Certain Individuals and Groups

        Given that the number of shares that may be purchased under the 1998 ESPP is determined, in part, on the Common Stock’s market value at the beginning of an offering period and at the end of an offering period (or upon a purchase date within an offering period) and given that participation in the 1998 ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth: (i) the number of shares of the Company’s Common Stock that were purchased during the Last Fiscal Year under the 1998 ESPP; and the (ii) average price per share purchase price paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Average Per Share Purchase Price
Christopher G. Kenber
Chairman, President and Chief Executive Officer	-	-
William R. Walker
Vice President of Finance, Chief Financial Officer and Secretary	-	-
Thomas A. Moore
Vice President of Sales, Marketing and Operations	-	-
Russell S. Dietz
Vice President and Chief Technical Officer	-	-
Kamran Malik
Vice President of Engineering	4,847	$5.53
All executive officers, as a group	4,847	5.53
All directors who are not executive officers, as a group (1)	-	-
All employees who are not executive officers, as a group	180,450	5.53

(1) Directors who are not employees of the Company are not eligible to participate in the ESPP.

         Tax Aspects

        Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of shares of common stock under the 1998 ESPP are as follows:

        An employee will not have taxable income when the shares of common stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the 1998 ESPP.

        For shares that the employee does not dispose of until more than twenty-four (24) months after the applicable enrollment date and more than twelve (12) months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-

term capital gain (or loss). The purchase date begins the period for determining whether the gain (or loss) is short-term or long-term.

        The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the 1998 ESPP within the holding period. The Company may not deduct any amount for shares disposed of after the holding period.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANTS AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books, records and accounts of the Company for the current fiscal year ending September 30, 2006. Such appointment is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has acted as the Company’s independent auditors since its inception. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

        The following table shows the fees billed and accrued by the Company in relation to audit and other services provided by PricewaterhouseCoopers LLP (“PwC”) in fiscal years 2005 and 2004:

	2005	2004
Audit fees (1)	$700,000	$252,000
Audit related fees (2)	37,000	58,000

(1)	Audit fees were for professional services rendered in connection with the audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services provided by PwC in connection with statutory and regulatory filings.

(2)	Audit related fees for fiscal year 2004 were for services related to asset purchases during the period and the fees for fiscal year 2005 were for consultations related to internal controls.

        Audit Committee Pre-Approval of Auditor Services. Except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules, the Company’s Audit Committee explicitly pre-approves any audit and permissible non-audit services provided to the Company by the independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

         Required Vote

        The affirmative vote of a majority of the Votes Cast is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

         Recommendation

        The Board of Directors recommends voting FOR the ratification of its appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

CERTAIN TRANSACTIONS

        Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and executive officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the directors and executive officers in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party.

        Change of Control. The Company has entered into change of control agreements with each of its executive officers that generally provide that in the event of a “Change in Control” of the Company (as defined below), if the CEO or CFO’s employment is involuntarily terminated other than for Cause, death or Disability prior to a Change of Control or more than twelve (12) months following a Change of Control, then, subject to (among other things) signing and not revoking a separation agreement and release of claims, the CEO or CFO, as applicable, will receive the following severance from the registrant:

•	Severance payments at a rate equal to base salary, as then in effect, for twelve (12) months (in the case of the CEO) and six (6) months (in the case of the CFO) from the date of such termination, to be paid periodically in accordance with the registrant’s normal payroll policies;

•	Continued registrant-paid benefits during the twelve (12) month period (in the case of the CEO) and six (6) month period (in the case of the CFO) following such termination under the registrant’s Benefit Plans; and

•	Such other compensation or benefits from the registrant as may be required by law.

If the CEO or CFO is involuntarily terminated other than for Cause, death or Disability or terminates his employment for Good Reason within twelve (12) months following a Change of Control, then, subject to (among other things) signing and not revoking a separation agreement and release of claims, the CEO or CFO, as applicable, will receive the following severance from the registrant:

•	Severance payments at a rate equal to base salary, as then in effect, for twenty-four (24) months (in the case of the CEO) and twelve (12) months (in the case of the CFO) from the date of such termination, to be paid periodically in accordance with the registrant’s normal payroll policies;

•	Fifty percent (50%) of (i) the unvested shares subject to all outstanding rights to purchase or receive shares of the registrant’s common stock held by the CEO or CFO, as applicable (including, without limitation, through awards of stock options, stock appreciation rights, restricted stock units or similar awards), whether acquired on, before or after the date of the signed Form CEO/CFO Agreement and (ii) the shares of the registrant’s common stock held by the CEO or CFO, as applicable, subject to registrant’s right of repurchase or the individual’s forfeiture upon termination of the CEO’s or CFO’s employment (as applicable) for any reason, whether acquired on, before or after the date of the signed Form CEO/CFO Agreement, will immediately vest upon such termination;

•	Continued registrant-paid benefits during the twenty-four (24) month period (in the case of the CEO) and twelve (12) month period (in the case of the CFO) following such termination under the registrant’s Benefit Plans; and

•	Such other compensation or benefits from the registrant as may be required by law.

The Company has also entered into change of control agreements with each of its executive officers other than the CEO and CFO (the “Executive”) that generally provide that in the event of a “Change in Control”, if the Executive is involuntarily terminated other than for Cause, death or Disability prior to a Change of Control or more than twelve (12) months following a Change of Control, then, subject to (among other things) the Executive signing and not revoking a separation agreement and release of claims, such Executive will receive the following severance from the registrant:

•	Severance payments at a rate equal to base salary, as then in effect, for six (6) months from the date of such termination, to be paid periodically in accordance with the registrant’s normal payroll policies;

•	Continued registrant-paid benefits during the six (6) month period following such termination under the registrant’s Benefit Plans; and

•	Such other compensation or benefits from the registrant as may be required by law.

If an Executive is involuntarily terminated other than for Cause, death or Disability within twelve (12) months following a Change of Control, then, subject to (among other things) the Executive signing and not revoking a separation agreement and release of claims, such Executive will receive the following severance from the registrant:

•	Severance payments at a rate equal to base salary, as then in effect for twelve (12) months from the date of such termination, to be paid periodically in accordance with the registrant’s normal payroll policies;

•	Fifty percent (50%) of (i) the unvested shares subject to all outstanding rights to purchase or receive shares of the registrant’s common stock held by such Executive (including, without limitation, through awards of stock options, stock appreciation rights, restricted stock units or similar awards) whether acquired on, before or after the date of the signed Form Executive Agreement and (ii) the shares of the registrant’s common stock held by such Executive subject to registrant’s right of repurchase or the individual’s forfeiture upon termination of such Executive’s employment for any reason, whether acquired on, before or after the date of the signed Form Executive Agreement, will immediately vest upon such termination;

•	Continued registrant-paid benefits during the twelve (12) month period following such termination under the registrant’s Benefit Plans; and

•	Such other compensation or benefits from the registrant as may be required by law.

A Change in Control is generally defined as: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any person or group of persons becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board.

        Other. Dr. Douglas Whiting, the Company’s Chief Scientist and a Director, is a member of the Technical Advisory Board of a private company that is also a customer of the Company (the “Customer”). Total sales to the Customer during the Last Fiscal Year were valued at approximately $169,000. As a member of the Technical Advisory Board, Dr. Whiting received in fiscal year 2002 an option to purchase 4,000 shares of the Customer’s common stock with such option vesting over two years.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires certain of the Company’s executive officers, as well as its directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

        Based solely upon a review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during the Last Fiscal Year, with the exception of Russell Dietz who failed to file a timely report on Form 4 related to the disposition of 60,097 shares upon the expiration of a hedge transaction entered into on February 28, 2002, all executive officers and directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of January 20, 2006 information relating to the beneficial ownership of the Company’s Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director and nominee for director, by each of the executives and other officers named in the Summary Compensation Table, and by all directors and executive officers as a group. As of January 20, 2006, 13,658,480 shares of the Company’s Common Stock were outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Name (1)	No. of Shares Owned	Approximate Percentage Owned
Austin Marxe & David Greenhouse (2)	1,583,588	11.6%
153 East 53rd Street, 55th Floor
New York, NY 10022
CCM Master Qualified Fund, Ltd. (3)	1,411,838	10.3
1 North Wacker Drive, Suite 4350
Chicago, IL 60606
Laurence Lytton (4)	771,488	5.6
28 Sherwood Place
Scarsdale, NY 10583
Peninsula Capital Management, Inc. (5)	717,254	5.3
235 Pine Street, Suite 1818
San Francisco, CA 94104
Robert W. Johnson (6)	497,489	3.6
Christopher G. Kenber (7)	456,964	3.3
Douglas L. Whiting (8)	384,730	2.8
Thomas A. Moore (9)	194,061	1.4
William R. Walker (10)	167,911	1.2
Kamran Malik (9)	140,000	*
Albert E. Sisto (9)	71,666	*
Dennis DeCoste (11)	71,510	*
Russell S. Dietz (9)	64,628	*
Taher Elgamal (9)	51,667	*
All executive officers and directors as a group (10 persons) (12)	2,160,723	15.8

*	Less than one percent (1%).

(1)	This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G, if any, filed with the Commission with regard to the, Company’s Common Stock. Unless otherwise indicated in the footnotes to this table and subject to community property and marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 13,658,480 shares outstanding on January 20, 2006, adjusted by rules promulgated by the Commission.

(2)	As disclosed in a Schedule 13G filed on October 12, 2005, Austin Marxe & David Greenhouse are investment advisers registered under section 203 of the Investment Advisers Act of 1940. Messrs. Marxe and Greenhouse are controlling principals of AWM Investment Company (“AWM”), the general partner of and investment adviser to Special Situations Cayman Fund, LP. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to Special Situations Fund III, LP. Messrs. Marxe and Greenhouse are also members of SST Advisers, LLC, the general partner of and investment adviser to Special Situations Technology Fund, LP, and Special Situations Technology Fund II, LP. Messrs. Marxe and Greenhouse share sole voting and investing power over 125,688 shares owned by Special Situations Cayman Fund, LP, 504,400 shares owned by Special Situations Fund III, LP, 93,300 shares owned by Special Situations Technology Fund, LP and 860,200 shares owned by Special Situations Technology Fund II, LP. Messrs. Marxe and Greenhouse beneficially own 1,583,588 shares, including

125,688 shares owned by Special Situations Cayman Fund, LP, 504,400 shares owned by Special Situations Fund III, LP, 93,300 shares owned by Special Situations Technology Fund, LP and 860,200 shares owned by Special Situations Technology Fund II, LP.

(3)	As disclosed in a Schedule 13G filed on October 17, 2005, CCM Master Qualified Fund, Ltd. (“CCM”) is an investment company registered under section 203 of the Investment Advisers Act of 1940. CCM, Coghill Capital Management, LLC, an entity which serves as the investment manager of CCM, and Clint Coghill, the managing member of Coghill Capital Management, LLC, have shared voting power with respect to 1,411,838 shares, shared dispositive power with respect to 1,411,838 shares and beneficially owns 1,411,838 shares.

(4)	As disclosed in a Schedule 13G filed on April 11, 2005, Laurence Lytton, an individual, has sole voting power with respect to 759,888 shares, sole and shared dispositive power with respect to 759,888 and 11,600 shares, respectively, and beneficially owns 771,488 shares.

(5)	As disclosed in a Schedule 13G filed on January 19, 2006, Peninsula Capital Management, Inc. (“PCM”) is the managing member of PCM Capital, LLC (“PCM Capital”), the general partner of Peninsula Fund, LP (“Peninsula”) and Peninsula Technology Fund, LP (“Peninsula Technology”), each a private investment fund. PCM, PCM Capital and Scott Bedford, a principal shareholder of PCM and managing member of PCM Capital, have shared voting and dispositive power with respect to and beneficially own 717,254 shares held in the account of Peninsula and Peninsula Technology.

(6)	Includes 71,666 shares issuable to Mr. Johnson upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 20, 2006.

(7)	Includes 450,590 shares issuable to Mr. Kenber upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 20, 2006.

(8)	Includes 155,832 shares issuable to Mr. Whiting upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 20, 2006.

(9)	Represents shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 20, 2006.

(10)	Includes 165,832 shares issuable to Mr. Walker upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 20, 2006.

(11)	Includes 40,000 shares issuable to Mr. DeCoste upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 20, 2006.

(12)	Includes 1,405,942 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 20, 2006.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The following table shows, as to each Chief Executive Officer during the Last Fiscal Year and each of the four (4) other most highly compensated executive officers (the “Named Officers”), information concerning compensation paid for services to the Company in all capacities during the Last Fiscal Year as well as the total compensation paid to each such individual for the Company’s previous two (2) fiscal years (if such person was the Chief Executive Officer, an executive or other officer, as the case may be, during any part of the Last Fiscal Year).

			Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Long Term Compensation Options (#)	All Other Compensation ($) (1)
Christopher G. Kenber	2005	$370,000	$138,750	-	-	$13,440
Chairman, President and	2004	325,000	140,000	-	125,000	13,268
Chief Executive Officer	2003	300,000	75,000	-	-	12,750
William R. Walker	2005	246,400	64,142	-	-	2,640
Vice President of Finance, Chief	2004	226,600	68,992	-	35,000	2,640
Financial Officer and Secretary	2003	220,000	-	-	-	2,640
Thomas A. Moore	2005	264,000	98,843	-	-	10,110
Vice President of Sales,	2004	225,000	120,458	-	25,000	10,110
Marketing and Operations	2003	200,000	80,189	-	25,000	10,110
Russell S. Dietz	2005	230,000	50,615	-	-	960
Vice President and Chief	2004	217,000	83,000	-	25,000	960
Technical Officer	2003	200,000	-	-	-	953
Kamran Malik (2)	2005	210,000	100,000	-	-	1,350
Vice President of Engineering	2004	210,000	100,000	-	30,000	1,350
	2003	187,788	-	-	150,000	1,180

(1)	Represents group term life insurance premiums and monthly internet service subscription allowance; also includes auto allowance paid to Messrs. Kenber and Moore.

(2)	Dr. Malik joined Hifn in November 2002.

Stock Option Grants and Exercises

        The Company is evaluating alternatives for equity compensation for its Named and Executive Officers and also given that the number of shares available for grant under the existing equity compensation plans is relatively low, the Company determined that such shares be first made available for recruitment and retention purposes. Accordingly, the Company did not grant stock options to any Named Officers in the Last Fiscal Year. The following table sets forth information with respect to the options exercised by the Named Officers during the Last Fiscal Year, and unexercised options held as of September 30, 2005.

Aggregated Option Exercises in Fiscal Year 2005 and Year-End Values

	Shares Acquired on	Dollar Value Realized	Number of Securities Underlying Unexercised Options Held at Fiscal Year End (2)		Value of Unexercised In-the-Money Options Held at Fiscal Year End (3)
Name	Exercise	(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher G. Kenber	-	$-	450,590	-	$137,095	$-
William R. Walker	-	-	165,832	-	185,750	-
Thomas A. Moore	-	-	184,687	20,313	3,927	2,573
Russell S. Dietz	-	-	64,628	-	-	-
Kamran Malik	-	-	133,749	6,251	20,750	1,250

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	Includes shares related to options for which vesting was accelerated in August 2005, and for which a holding period was imposed such that the executive officers of the Company are required to refrain from selling any shares acquired upon exercise of the options until the date on which the shares would have vested under the options’ original vesting term of four years. The number of shares subject to restriction for all officers of the Company aggregate 172,400.

(3)	Calculated using a market value of $5.55 at September 30, 2005.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of September 30, 2005 about the Company’s Common Stock that may be issued upon the exercise of options granted to employees, consultants or members of the Board of Directors under all of our existing equity compensation plans, including the Company’s Amended and Restated 1996 Equity Incentive Plan, the Apptitude Plan and the 2001 Nonstatutory Stock Option Plan:

Plan Category	Number of Shares to be Issued upon Exercise of Stock Options (#) (a)		Weighted Average Exercise Price of Outstanding Options ($) (b)		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (#) (c)
Equity compensation plans
approved by security holders	2,283,484	(1)	$ 11.	21	1,228,397	(2)(3)
Equity compensation plans
not approved by security holders	1,878,047	(4)	9.	63	76,897

Total	4,161,531		10.	50	1,305,294

(1)	Relates to options under the Amended and Restated 1996 Equity Incentive Plan (the “1996 Plan”). The 1996 Plan has 4,949,900 shares of the Company’s Common Stock reserved for issuance pursuant to nonqualified and incentive stock options and restricted stock awards. The 1996 Plan is administered by the Board of Directors of the Company or its designees and provides generally that nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award, or 110% of fair market value for awards to more than 10% stockholders. Options granted under the 1996 Plan may have a term of up to 10 years. Options typically vest at a rate of 25% of the total grant per year over a four-year period. However, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. As a result of early exercise features as provided for by the 1996 Plan, options granted are immediately exercisable subject to the Company’s repurchase rights which expire as options vest.

(2)	Includes 288,483 shares of the Company’s common stock available for issuance under the Company’s 1998 Employee Stock Purchase Plan (the “ESPP”) as of September 30, 2005, and of which 98,633 were issued in connection with the purchase on October 31, 2005. In December 1998, the Company adopted the ESPP through which qualified employees of the Company may participate in stock ownership of the Company. Shares of Common Stock reserved for the ESPP total 900,000. The price of shares purchased under the ESPP is the lower of 85% of the fair market value of the shares on the first day of each semi-annual offering period, or 85% of the fair market value of the shares on the last day of the semi-annual offering period.

(3)	Excludes the 500,000 shares proposed to be added to the 1996 Plan pursuant to Proposal No. 3 and the 500,000 shares proposed to be added to the ESPP pursuant to Proposal No. 4.

(4)	Comprised of options under the Apptitude, Inc. 1995 Stock Option Plan (the “Apptitude Plan”) and the 2001 Nonstatutory Stock Option Plan (the “2001 Plan”). In connection with the acquisition of Apptitude, Inc., the Company assumed the Apptitude Plan which has a total of 687,142 shares of the Company’s common stock reserved for issuance. Options assumed under the Apptitude Plan that were subsequently cancelled were not eligible for reissuance. The Apptitude Plan expired on October 25, 2005 and, therefore, has no effect on the number of options available for grant. In February 2001, the Board of Directors of the Company adopted the 2001 Plan whereby 1,500,000 shares of the Company’s Common Stock were reserved for issuance pursuant to nonqualified stock options. In June 2002, the Board of Directors authorized an additional 500,000 shares for issuance under the 2001 Plan. The 2001 Plan is administered by the Company’s Board of Directors or its designees and provides generally that nonqualified stock options granted under the 2001 Plan may have a maximum life of 10 years. The terms and conditions of each stock option grant under the 2001 Plan are determined by a committee of the Board of Directors and are set forth in agreements between the recipient and the Company.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company’s employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

        The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (each an “Executive Officer” and collectively the “Executive Officers”), should be influenced by the Company’s performance. The Committee establishes the salaries and bonuses of all of the Executive Officers by considering: (i) the Company’s financial performance for the past year; (ii) the achievement of certain objectives related to the particular Executive Officer’s area of responsibility; (iii) the salaries and bonuses of executive officers in similar positions of comparably-sized companies; and (iv) the relationship between revenue and Executive Officer compensation. The Committee believes that the Company’s Executive Officer salaries and bonuses in the Last Fiscal Year were comparable in the industry for similarly-sized businesses.

        In addition to salary and bonus, the Committee, from time to time, grants options to Executive Officers. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company’s stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer’s ability to influence the Company’s long-term growth and profitability. The Company is evaluating alternatives for equity compensation for its Named and Executive Officers and also given that the number of shares available for grant under the existing equity compensation plans is relatively low, the Company determined that such shares be first made available for recruitment and retention purposes. Accordingly, the Company did not grant stock options to any Named Officers in the Last Fiscal Year.

Compensation Committee Taher Elgamal Albert E. Sisto

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls. The Audit Committee is comprised of independent directors, and is governed by a written charter first adopted and approved by the Board of Directors in December 1998. Each of the members of the Audit Committee is independent as defined by Company policy, the Securities and Exchange Commission and the Nasdaq Listed Company Manual. Except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules, the Company’s Audit Committee explicitly pre-approves any audit and permissible non-audit services provided to the Company by the independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

        The Audit Committee reviewed the Audit Committee Charter effective in the Last Fiscal Year and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its duties and responsibilities under such Audit Committee Charter.

        The duties and responsibilities of the Audit Committee as detailed in the Audit Committee Charter include, among other things set forth in the Audit Committee Charter attached hereto as Appendix I, the following:

•	Review of the procedures of the Company’s internal controls and procedures for financial reporting, including: (i) review of reports of management and independent registered public accounting firm and management; (ii) meeting with Company’s management and the independent registered public accounting firm to review the adequacy of such controls; (iii) review of the independent audit; (iv) conducting a post-audit review of the financial statements and audit findings; (v) review with management and the independent registered public accounting firm of the Company’s annual audited financial statements and quarterly unaudited financial statements; (vi) directing the Company’s independent registered public accounting firm to review before filing with the SEC the Company’s interim financial statements; (vii) reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release; (viii) providing oversight and review, at least annually, of the Company’s risk management and investment policies; (ix) working with legal counsel to identify any legal matters material to the Company’s financial statements; and (x) reviewing and assessing the adequacy of its own charter and processes at least annually and reporting the results of such review and assessment to the Board for certification.

•	Appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm, including the independence of such independent registered public accounting firm and pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm to the Company.

•	Overseeing regulatory and compliance matters, including: (i) overseeing compliance with rules and regulations of the Securities and Exchange Commission (“SEC Rules”); (ii) establishment and maintenance of an environment at the Company that promotes ethical behavior; (iii) establishing procedures for receiving, retaining and treating complaints received by the Company regarding auditing matters or procedures; (iv) providing an Audit Committee report for inclusion in the Company’s annual proxy statement in accordance with SEC Rules; and (v) determining the appropriate funding and payment for the independent registered public accounting firm and independent legal advisors.

        The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s annual report. The Committee took a number of steps in making this recommendation for Fiscal Year 2005. First, the Audit Committee discussed with PricewaterhouseCoopers LLC (“PwC”), the Company’s independent registered public accounting firm for Fiscal Year 2005, those matters PwC communicated to and discussed with the Audit Committee by Statement on Auditing Standards Board Standard No. 61, as amended (“Communication with Audit Committees”), including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed PwC’s independence with PwC and received a letter from PwC regarding independence as required by the Independence Standards Board Standard No. 1, as amended (“Independence Discussions with Audit Committees”) under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of PwC’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company management and PwC, the Company’s audited consolidated balance sheets at September 30, 2005 and 2004, and consolidated statements of income, cash flows and stockholders’ equity for the three (3) years ended September 30, 2005. Based on the discussions with PwC concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s Annual Report on Form 10-K include these financial statements.

Audit Committee Dennis DeCoste Robert W. Johnson Taher Elgamal Albert E. Sisto

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return among Hifn, the Russell 2000 Tech Index and the Nasdaq Composite Index, from September 30, 2000 through September 30, 2005, the end of the Last Fiscal Year.

TOTAL RETURN TO STOCKHOLDERS (ASSUMES $100 INVESTMENT ON 09/30/00)

	Cumulative Total Return
	9/00	9/01	9/02	9/03	9/04	9/05
HI/FN, INC	$100.00	$14.46	$6.46	$10.89	$12.87	$8.15
NASDAQ STOCK MARKET (U.S.)	100.00	41.00	33.00	50.54	53.30	59.63
RUSSELL 2000 TECHNOLOGY SECTOR	100.00	32.21	20.01	37.19	35.00	38.84

The information contained in this Performance Graph section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.”

OTHER MATTERS

        The Board of Directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: January 27, 2006

HIFN, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned stockholder of hi/fn, inc., a Delaware corporation ("Hifn"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Hifn, each dated January 27, 2006, as well as Hifn’s Annual Report for the year ended September 30, 2005, and hereby appoints Christopher G. Kenber and William R. Walker, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of Hifn to be held on Monday, February 27, 2006, at 10:00 a.m., local time, at Hifn’s principal executive offices at 750 University Avenue, Los Gatos, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock of Hifn (“Common Stock”), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSALS 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1.	ELECTION OF DIRECTOR:

[ ]	FOR THE NOMINEE	NOMINEE:	Christopher G. Kenber

[ ]	WITHHOLD AUTHORITY FOR THE NOMINEE

2.	PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN TO EXTEND THE TERM BY FIVE YEARS, FROM NOVEMBER 20, 2006 TO NOVEMBER 20, 2011:

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3.	PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER, FROM 4,949,900 SHARES TO 5,449,900 SHARES:

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

4.	PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN TO PROVIDE FOR AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER, FROM 900,000 SHARES TO 1,400,000 SHARES:

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

5.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF HIFN FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2006:

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

6.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF CHRISTOPHER G. KENBER AS DIRECTOR OF HIFN; FOR THE AMENDMENTS TO THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN; FOR THE AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature(s):	———————————————————————————	Date:	———————